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                                                                   EXHIBIT 5.1

                  [LATHAM & WATKINS LETTERHEAD APPEARS HERE]


                                April 19, 1999




NorthPoint Communications Group, Inc.
222 Sutter Street
San Francisco, CA 94108

Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by NorthPoint Communications Group, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale by the Company (the "Offering") of up to 14,950,000 shares of the Company's common stock, par value $.001 per share (the "Registered Common Stock"), and warrants to purchase shares of the Company's Class B common stock, par value $.001 per share (the "Warrants"), and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of the Company's common stock, par value $.001 per share, in connection with the Offering (such additional shares, together with the Registered Common Stock, the "Shares"). We have acted as counsel to the Company in connection with the preparation of the Registration Statement.

          In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the authorization, issuance, and sale of the Common Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) or such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.
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LATHAM & WATKINS
April 19, 1999
Page 2

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

          We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and with respect to opinion number 2 below, the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

          1. Based on the foregoing and the proceedings to be taken by the Company as referred to above, we are of the opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

          2. When (a) the Warrants have been duly executed and delivered and issued in the form and in the manner contemplated in the Registration Statement, and (b) when the Registration Statement and any required post-effective amendment thereto required by applicable law have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement and the exhibits thereto, and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement and the exhibits thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinion in Paragraph 2 above is subject to the following assumptions, limitations, qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; (iii) certain rights, remedies and waivers contained in the Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Documents invalid or unenforceable as a whole; and (iv) the unenforceability under certain circumstances, under California or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future
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LATHAM & WATKINS
April 19, 1999
Page 3

rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein, and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act relating to the Offering.


                                             Very truly yours,

                                             /s/ LATHAM & WATKINS